EXHIBIT 5

[Kutak Rock LLP Letterhead]

March 28, 2002

ALLTEL Corporation

One Allied Drive

Little Rock, Arkansas 72202

Re: Shelf-Registration Statement on Form S-3 relating to, among others, Debt Securities

Ladies and Gentlemen:

We have acted as counsel to ALLTEL Corporation, a Delaware corporation (the "Company") in connection with the preparation of a shelf-registration statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act, of the following securities of the Company with an aggregate initial public offering price of up to $5,000,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies: (i) common stock, par value $1.00 per share, of the Company (the "Common Stock"); (ii) preferred stock of the Company (the "Preferred Stock"); (iii) one or more series of debt securities of the Company (the "Debt Securities"); (iv) depositary shares representing fractional interests in Preferred Stock (the "Depositary Shares"); (v) warrants to purchase Common Stock, Preferred Stock or Debt Securities ("Warrants"); (vi) stock purchase contracts obligating holders to purchase Securities (defined below) at a future date or dates (the "Stock Purchase Contracts"); and (vii) equity units comprised of one or more Securities in any combination (the "Equity Units," and with the Common Stock, Preferred Stock, Debt Securities, Depositary Shares, Warrants and Stock Purchase Contracts, the "Securities").

The Debt Securities will be issued under a debt securities indenture dated as of January 1, 1987, filed as an exhibit to the Registration Statement, as it has been amended or supplemented from time to time (the "Indenture"), between the Company and J.P. Morgan Trust Company, National Association (successor to Ameritrust Company National Association) as Trustee. The Depositary Shares will be issued under a depositary agreement in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein (a "Depositary Agreement"). The Warrants will be issued under a warrant agreement in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein (a "Warrant Agreement"). The Stock Purchase Contracts will be issued under a stock purchase contract agreement in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein (a "Stock Purchase Contract Agreement"). The Equity Units will be issued under a unit agreement in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein (an "Equity Unit Agreement").

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

In so acting, we have reviewed such matters of law and examined original, certified, conformed or photographic copies of such other documents, records, agreements and certificates as we have deemed necessary as a basis for the opinions hereinafter expressed. In such review, we have assumed the genuineness of signatures on all documents submitted to us as originals and the conformity to original documents of all copies submitted to us as certified, conformed or photographic copies. To the extent that the Company's obligations will depend on the enforceability of a document against other parties to such document, we have assumed that such document is enforceable against such other parties.

Based upon the foregoing, and subject to all of the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

(1) With respect to the shares of Common Stock (the "Offered Common Stock"), when (i) the Board of Directors, including any appropriate committee appointed thereby, of the Company (the "Board") and officers of the Company have taken all necessary corporate action to authorize the issuance of the Offered Common Stock, the terms of the offering thereof and related matters; (ii) certificates representing the shares of the Offered Common Stock in the form of the specimen certificates examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar and delivered to the purchasers thereof; and (iii) the Company receives consideration per share of the Offered Common Stock in such an amount (not less than the par value per share) as may be determined by the Board in the form of cash, services rendered, personal property, real property, leases of real property, or a combination thereof, the Offered Common Stock (including any Offered Common Stock duly issued upon conversion, exchange or exercise of any other Securities) will be validly issued, fully paid and nonassessable.

(2) With respect to the shares of Preferred Stock (the "Offered Preferred Stock"), when (i) the Board and officers of the Company have taken all necessary corporate action to authorize the issuance of the Offered Preferred Stock, the terms of the shares of the series, the terms of the offering thereof and related matters, including the adoption of a resolution establishing and designating the series and fixing and determining the preferences, limitations, and relative rights thereof and the filing of a statement with respect to the series with the Secretary of State of the State of Delaware as required under Section 151 of the Delaware General Corporation Law (the "Certificate of Designation"); (ii) certificates representing the shares of the Offered Preferred Stock in the form of the specimen certificates examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Preferred Stock and registered by such transfer agent and registrar and delivered to the purchasers thereof; and (iii) the Company receives consideration per share of the Offered Preferred Stock in such an amount (not less than the par value per share) as may be determined by the Board in the form of cash, services rendered, personal property, real property, leases of real property, or a

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combination thereof, the Offered Preferred Stock (including any Offered Preferred Stock duly issued upon conversion, exchange or exercise of any other Securities) will be validly issued, fully paid and nonassessable.

(3) With respect to any series of Debt Securities offered under the Indenture (the "Offered Debt Securities"), when (i) the Board and officers of the Company have taken all necessary corporate action to authorize the issuance of the Offered Debt Securities, the terms of the Debt Securities of the series, the terms of the offering thereof and related matters; (ii) the terms of the Offered Debt Securities and of their issuance have been duly established in conformity with the Indenture; (iii) any required supplement, amendment or modification to the Indenture relating to the series of Debt Securities so offered (a "Supplemental Indenture") has been duly executed and delivered; (iv) the Offered Debt Securities have been duly executed in accordance with the terms of the Indenture and duly delivered in accordance with the terms of the Indenture by the trustee either in certificated form to the purchasers thereof or book entry form in the name of Depository Trust Company or its nominee; and (v) the Company receives the agreed-upon consideration therefor, the Offered Debt Securities (including any Offered Debt Securities duly issued upon conversion, exchange or exercise of any other Securities) will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

(4) With respect to Depositary Shares, when (i) the Board and officers of the Company have taken all necessary corporate action to authorize the issuance of the Depositary Shares, the terms of the offering thereof and related matters, including the adoption of a Certificate of Designation relating to the Preferred Stock underlying the Depositary Shares and the filing of the Certificate of Designation with the Secretary of State of the State of Delaware; (ii) the Depositary Agreement or Agreements relating to the Depositary Shares and the related depositary receipts have been duly authorized and validly executed and delivered; (iii) the shares of Preferred Stock underlying the Depositary Shares have been deposited with a bank or trust company (which meets the requirements for the depositary set forth in the Registration Statement) under the applicable Depositary Agreements; (iv) the depositary receipts representing the Depositary Shares have been duly executed, countersigned and registered in accordance with the appropriate Depositary Agreement and delivered to the purchasers thereof and (v) the Company receives the agreed-upon consideration therefor, the Depositary Shares will be legally issued.

(5) With respect to the Warrants, when (i) the Board has taken all necessary corporate action to authorize the creation of and the issuance of the Warrants, the terms of the Warrants, the terms of the offering thereof and related matters; (ii) the Warrant Agreement or Agreements relating to the Warrants have been duly authorized and validly

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executed and delivered; (iii) the Warrants or certificates representing the Warrants have been duly executed, countersigned and registered in accordance with the appropriate Warrant Agreement or Agreements and the applicable definitive purchase, underwriting or similar agreement and delivered to the purchasers thereof and (iv) the Company receives the agreed-upon consideration therefor, the Warrants will be legally issued.

(6) With respect to any offering of Stock Purchase Contracts (the "Offered Stock Purchase Contracts"), when (i) the Board and officers of the Company have taken all necessary corporate action to authorize the issuance of the Offered Stock Purchase Contracts, the terms of the Offered Stock Purchase Contracts, the terms of the offering thereof and related matters; (ii) the terms of the Offered Stock Purchase Contracts and of their issuance have been duly established in conformity with the applicable Stock Purchase Contract Agreement; (iii) the applicable Stock Purchase Contract Agreement has been duly executed and delivered; (iv) the Offered Stock Purchase Contracts have been duly executed and authenticated in accordance with the terms of the applicable Stock Purchase Contract Agreement and duly delivered to the purchasers thereof; and (v) the Company receives the agreed-upon consideration therefor, the Offered Stock Purchase Contracts will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

(7) With respect to any offering of any series of Equity Units (the "Offered Equity Units"), when (i) the Board and officers of the Company have taken all necessary corporate action to authorize the issuance of the Offered Equity Units, the terms of the Offered Equity Units, the terms of the offering thereof and related matters; (ii) the terms of the Offered Equity Units, and the Securities constituting part thereof, and of their issuance have been duly established in conformity with the applicable Equity Unit Agreement; (iii) the applicable Equity Unit Agreement has been duly executed and delivered; (iv) the Offered Equity Units have been duly executed and authenticated in accordance with the terms of the applicable Equity Unit Agreement and duly delivered to the purchasers thereof; and (v) the Company receives the agreed-upon consideration therefor, the Offered Equity Units will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

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The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or prior to the time of the delivery of any Securities: (i) the terms of the issuance and sale of the Securities have been duly established in conformity with the Certificate of Incorporation, the Bylaws, and any other applicable agreement so as not to violate any applicable law, the Certificate of Incorporation, or the Bylaws (subject to the further assumption that the Certificate of Incorporation and the Bylaws have not been amended from the date hereof in a manner that would affect the validity of any of the opinions rendered herein), or result in a default under or breach of any agreement or instrument binding upon the applicable Company and so as to comply with any restriction imposed by any court or governmental body having jurisdiction over the Company; (ii) the Registration Statement, as finally amended (including any necessary post-effective amendments) and any additional registration statement filed under Rule 462 will have been declared effective under the Securities Act, and such effectiveness shall not have been terminated or rescinded; (iii) an appropriate Prospectus Supplement will have been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder describing the Securities; (iv) the Securities will be issued and sold in compliance with applicable federal and state securities laws and solely in the manner stated in the Registration Statement and the applicable Prospectus Supplement, and there will not have occurred any change in law affecting the validity of the opinions rendered herein; (v) if the Securities will be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Securities in the form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein has been duly authorized, executed and delivered by the Company and the other parties thereto; and (vi) in the case of the Supplemental Indenture, Depositary Agreement, Warrant Agreement, Stock Purchase Contract Agreement, Equity Unit Agreement, Certificate of Designation, or other agreement or instrument pursuant to which any Securities are to be issued, there shall be no terms or provisions contained therein that would affect the validity of any of the opinions rendered herein.

We express no opinion as to the applicability of, compliance with, or effect of any laws except the laws of the State of Ohio and New York with respect to instruments and agreements specifically governed by the laws of such jurisdictions, the corporate laws of the State of Delaware and the Delaware case law decided thereunder and the federal laws of the United States of America. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur, which could affect the opinions contained herein.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus that is included in the Registration Statement.

Very truly yours,

/s/ Kutak Rock LLP

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